UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 1, 2026

Date of Report (date of earliest event reported)

Bio Green Med Solution, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 10, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, Kuala Lumpur, Malaysia 59200

(Address of principal executive offices) (Zip code)

(908) 955-0526

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BGMS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 1, 2026, the Board of Directors of Bio Green Med Solution, Inc. (the “Company”) declared a quarterly cash dividend of $0.15 per share on the Company’s 6% Convertible Exchangeable Preferred Stock (the “Preferred Stock”). The dividend is payable on August 1, 2026, to Preferred Stock stockholders of record as of the close of business on July 23, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 1, 2026	Bio Green Med Solution, Inc.

	By:	/s/ Datuk Dr. Doris Wong Sing Ee
	Name:	Datuk Dr. Doris Wong Sing Ee
	Title:	Chief Executive Officer and Executive Director